Exhibit 21.1

AvePoint, Inc.

List of Material Subsidiaries

Subsidiary	Jurisdiction

AvePoint AU Pty Ltd.	Australia
AvePoint Canada Ltd.	Canada
AvePoint Beijing Technology Ltd.	China
AvePoint Technology Changchun Co. Ltd.	China
Shanghai AvePoint Software Technology Corporation Limited	China
AvePoint France*	France
AvePoint Deutschland GmbH	Germany
AvePoint Japan K.K.	Japan
AvePoint Korea Co. Ltd.	Korea
AvePoint Malaysia Sdn. Bhd.	Malaysia
AvePoint Benelux*	Netherlands
Ydentic Holding B.V.	Netherlands
Ydentic B.V.	Netherlands
AvePoint Manila**	Philippines
AvePoint Singapore Pte. Ltd.	Singapore
I-Access Solutions Pte. Ltd.	Singapore
MaivenPoint Pte. Ltd.	Singapore
AvePoint South Africa***	South Africa
AvePoint Sweden*	Sweden
AvePoint Switzerland*	Switzerland
AvePoint Gulf DMCC	United Arab Emirates
AvePoint Holding Limited	United Kingdom
AvePoint UK, Ltd.	United Kingdom
Combined Knowledge Limited	United Kingdom
AvePoint Hanoi Company Ltd.	Vietnam
AvePoint Vietnam Company Ltd.	Vietnam
AvePoint Holdings USA, LLC	Virginia (United States)
AvePoint Public Sector, Inc.	Virginia (United States)
AvePoint Ventures, LLC	Virginia (United States)

* Branch office of AvePoint Deutschland GmbH

** Branch office of AvePoint Holdings USA, LLC

*** Branch office of AvePoint UK, Ltd.